EXHIBIT 99.1

Palatin Reports Third Quarter Fiscal Year 2024 Financial Results and

Provides Corporate Update

•	Positive Phase 3 PL9643 MELODY-1 Pivotal Study Results

o	Co-Primary Symptom Endpoint of Pain Met Statistical Significance (P<0.025) and 7 of 11 Secondary Symptom Endpoints Met Statistical Significance (P<0.05), at the12-Week Treatment Period
o

Rapid Onset of Efficacy and Multiple Symptom Endpoints, Including the Co-Primary Pain Endpoint, Met Statistical Significance (P<0.05) at the 2-Week Treatment Period and Continued to Improve Over the 12-Week Treatment Period

o	At the 2-Week Treatment Period, Multiple Sign Endpoints, Including All 4 Fluorescein Staining Endpoints, Met Statistical Significance (P<0.05)
o	Excellent Safety and Tolerability Profile

•	Oral Phase 2 PL8177 Clinical Study in Patients with Ulcerative Colitis

	o	Interim Analysis Expected in 2Q Calendar Year 2024
	o	Topline Results Expected in 2H Calendar Year 2024

•	Obesity: Melanocortin Receptor 4 (MCR4) Agonist + Glucagon Like Peptide-1 (GLP-1)

	o	Phase 2 Clinical Study Targeted to Start 2Q Calendar Year 2024

•	Male Sexual Dysfunction: Bremelanotide Co-Formulated with a PDE5i for the Treatment of Erectile Dysfunction (ED) in Patients that do not Respond to PDE5i Monotherapy

	o	Phase 2 Clinical Study Targeted to Start 2Q Calendar Year 2024

•	Teleconference and Webcast to be held on May 15, 2024, at 11:00 AM ET

CRANBURY, NJ – May 15, 2024 /PRNewswire/ – Palatin Technologies, Inc. (NYSE American: PTN), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced financial results for its fiscal third quarter ended March 31, 2024.

“Study results of our successful Phase 3 MELODY-1 clinical trial for DED demonstrate that PL9643, with its early onset of efficacy for multiple symptoms and signs of dry eye disease and the excellent ocular safety and tolerability profile, has the potential to be a highly differentiated product,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “The efficacy results were statistically significant for the co-primary symptom endpoint of pain and 7 of 11 exploratory secondary endpoints, including eye dryness, as early as two weeks, which was the first time point measured. We are advancing discussions with potential collaboration partners and actively preparing for a meeting with the FDA later this year to discuss the remaining studies for the PL9643 program required to support an NDA submission.”

Dr. Spana further commented, “We are excited to launch two new therapeutic area clinical trials in the second quarter of calendar year 2024, with topline data readouts in the second half of calendar year 2024. The first is a Phase 2 clinical study of a MCR4 agonist plus a GLP-1 in obese patients. The second is a Phase 2 clinical study evaluating bremelanotide co-formulated with a PDE5i, for the treatment of erectile dysfunction in patients that do not respond to PDE5i monotherapy.”

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Fiscal Third Quarter Ended March 31, 2024 Business Highlights and Recent Updates

Anti-Inflammatory / Autoimmune Programs (melanocortin receptor agonists)

•	Phase 3 PL9643 for the treatment of dry eye disease (DED):

o	Successful Phase 3 MELODY-1 pivotal study completed

	–	Co-primary symptom endpoint of pain met statistical significance (P<0.025) and 7 of 11 secondary symptom endpoints met statistical significance (P<0.05), at the 12-week treatment period
–

Rapid onset of efficacy and multiple symptom endpoints, including the co-primary pain endpoint, met statistical significance (P<0.05) at the 2-week treatment period and continued to improve over the 12-week treatment period

	–	At the 2-week treatment period, multiple sign endpoints, including all 4 fluorescein staining endpoints, met statistical significance (P<0.05)
	–	Excellent safety and tolerability profile
	–	After two weeks of treatment with PL9643, multiple sign endpoints, including all 4 fluorescein staining endpoints, were statistically significant

	■	Corneal fluorescein staining is used to measure corneal epithelial damage and reductions in corneal fluorescein staining with treatments like PL9643 indicate improvement in corneal health

–	Positive results presented at the American Society of Cataract and Refractive Surgery (ASCRS) 2024

	o	A Type C meeting with the FDA on key elements of the pivotal Phase 3 clinical program is expected in the third quarter of calendar year 2024
	o	MELODY-2 & MELODY-3 initiation targeted for the second half of calendar year 2024 with an NDA submission targeted for second half of calendar year 2025
	o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT04268069

•	Phase 2 PL8177 oral formulation for the treatment of ulcerative colitis (UC):

	o	Interim assessment expected in the second quarter of calendar year 2024
	o	Topline data readout expected in the second half of calendar year 2024
	o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov via the identifier NCT05466890

•	Phase 2 bremelanotide BREAKOUT study (BMT 701) in patients with diabetic kidney disease:

	o	Enrollment completed
	o	Topline results expected in the second quarter of calendar year 2024
	o	Additional trial information, including inclusion and exclusion criteria, can be found at https://clinicaltrials.gov/ via the identifier NCT05709444

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Metabolic Program (Obesity):

•

Hosted a virtual KOL event “Beyond GLPs: The Multiple Roles for Novel Melanocortin Receptor 4 Agonists in treating Obesity & Weight Loss Maintenance” on May 8, 2024, which discussed the multiple clinical uses for MCR4 agonists in treating weight loss and weight loss maintenance

•	Announced FDA clearance of IND application for the co-administration of melanocortin agonist bremelanotide with tirzepatide (GLP-1) in obese patients for the treatment of obesity

•

Phase 2 clinical study targeted to start in the second quarter of calendar year 2024 and is designed to enroll up to 60 patients actively on tirzepatide with the primary endpoint of the trial to demonstrate the safety and increased efficacy of co-administration of bremelanotide with tirzepatide on reducing body weight

	o	Topline data readout expected in the second half calendar year 2024

•	Initiation of investigational new drug (IND) enabling activities for a novel MCR4 selective long-acting agonist expected in the second half of calendar 2024

•

The use of bremelanotide in combination therapy is supported by preclinical data with MCR4 agonist PL8905 and two previous clinical studies with bremelanotide demonstrating statistically significant effects on reducing food intake and weight loss in obese patients (published data; Spana C, Jordan R, Fischkoff S. Effect of Bremelanotide on Body Weight of Obese Women: Data from two Phase 1 Randomized Controlled Trials. Diabetes Obes Metab. 2022;1-10. doi:10.1111/dom.14672 is available at www.Palatin.com) and published case report data combining an MCR4 agonist plus glucagon like peptide-1 (GLP-1) showing increased weight loss and greater glucose control above either monotherapy (McCorkle, C. et. al. Poster Obesity Week 2023)

Male Sexual Dysfunction Program:

•

Initiation of clinical program framework for the evaluation of bremelanotide co-formulated with PDE5 inhibitor (PDE5i), for the treatment of erectile dysfunction (ED) in patients that do not respond to PDE5i monotherapy:

	o	Phase 2 clinical study in PDE5i non-responder ED patients expected to commence in the second quarter of calendar year 2024

	o	Topline data readout expected in the second half of calendar year 2024

	o	Approximately 35% of men with ED fail or have an inadequate response to PDE5i treatments and represent a large underserved market

		–	Palatin previously conducted clinical trials showing the synergistic effects of combining bremelanotide with a PDE5i as a treatment for ED

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Other:

•

Registered Direct Offering: On January 30, 2024, Palatin entered into a securities purchase agreement with healthcare-focused institutional investors, selling and issuing an aggregate of 1,831,503 shares of Palatin common stock, $0.01 par value per share, at a purchase price of $5.46 per share of common stock. Palatin also agreed to issue in a private placement warrants to purchase up to an aggregate of 1,831,503 shares of Palatin common stock at an exercise price of $5.46 per share. The Offering was completed on February 1, 2024, with the Company receiving gross proceeds of $10 million. The Common Warrants are exercisable beginning six months after the date of issuance and will expire on the date that is four years after the closing date.

Fiscal Third Quarter Ended March 31, 2024 Financial Results

Revenue

Total revenue consists of gross product sales of Vyleesi, net of allowances and accruals.

Pursuant to the completion of the sale of Vyleesi’s worldwide rights for female sexual dysfunction to Cosette Pharmaceuticals for up to $171 million in December 2023, Palatin did not record any product sales to pharmacy distributors for the quarter ended March 31, 2024. For the quarter ended March 31, 2023, gross product sales were $3.4 million, with net product revenue of $1.2 million.

Operating Expenses

Total operating expenses were $9.2 million compared to $8.5 million for the comparable quarter last year. The increase was related to greater spending on our MCR programs, offset partially by the elimination of selling expenses related to Vyleesi.

Other Income / (Expense)

Total other income / (expense), net, consists mainly of the change in fair value of warrant liabilities, which Palatin had recorded as a liability on the consolidated financial statements, including the revisions of certain prior period amounts to correct a misstatement with respect to classifying warrants as equity instead of a liability. The statement of operations was adjusted each quarter to reflect changes in the fair value of these warrants. For the quarters ended March 31, 2024, and 2023, Palatin recorded a fair value adjustment gain of $0.4 million and a loss of $1.5 million, respectively.

Warrant Liabilities

Palatin had assessed the impact of improperly classifying the warrants related to the October 2022 financing within equity, rather than as a warrant liability that is adjusted through charges or credits to the statement of operations to reflect changes in the fair value of the warrants, and determined the impact was not material to any prior period impacted. Accordingly, the Company adjusted prior periods as those financial statements are presented for comparative purposes in future filings.

On January 24, 2024, the Company and warrant holders amended the terms of the warrants related to the October 2022 and October 2023 financings. As a result, the $1.9 million of warrant liabilities as of June 30, 2023, was reclassified to additional paid-in capital upon amendment.

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Cash Flows

Palatin’s net cash used in operations was $8.6 million, compared to net cash used in operations of $1.4 million for the same period last year. The increase is mainly due to changes in working capital.

Net Loss

Palatin’s net loss was $8.4 million, or $(0.53) per common share, compared to a net loss of $8.7 million, or $(0.76) per common share for the comparable period last year.

The decrease over the comparable quarter last year was mainly due to a larger operating loss in fiscal 2024 offset by the higher other income primarily from changes in the fair value of warrant liabilities.

Cash Position

As of March 31, 2024, Palatin’s cash, cash equivalents and marketable securities were $10.0 million, compared to cash, cash equivalents and marketable securities of $9.5 million plus $2.3 million of accounts receivable, as of December 31, 2023, and $5.5 million plus $1.3 million of accounts receivable, as of September 30, 2023, and cash, cash equivalents and marketable securities of $11.0 million plus $2.9 million of accounts receivable, as of June 30, 2023.

The Company believes that existing cash, cash equivalents, marketable securities and accounts receivable, will be sufficient to fund currently anticipated operating expenses and disbursements into the second half of calendar year 2024.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on May 15, 2024, at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-877-545-0523 (US) or 1-973-528-0016 (International), conference ID 720217. The audio webcast and replay can be accessed by logging on to the “Investor-Webcasts” section of Palatin’s website at http://www.palatin.com or by clicking here. A telephone and audio webcast replay will be available one hour after the completion of the call. To access the telephone replay, dial 1-877-481-4010 (US) or 1-919-882-2331 (International), passcode 50601. The webcast and telephone replay will be available through May 29, 2024.

About Melanocortin Receptor Agonists

The melanocortin receptor (“MCR”) system has effects on inflammation, immune system responses, metabolism, food intake, and sexual function. There are five melanocortin receptors, MCR1 through MCR5. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have medically significant pharmacological effects.

Many tissues and immune cells located in the eye (and other places, for example the gut and kidney) express melanocortin receptors, empowering our opportunity to directly activate natural pathways to resolve disease inflammation.

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About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about Palatin products in development, clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

### (Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Ninie Months Ended March 31,
	2024	2023	2024	2023

REVENUES
Product revenue, net	$-	$1,195,675	$4,140,090	$3,091,745

OPERATING EXPENSES
Cost of products sold	-	129,235	97,637	314,438
Research and development	7,159,686	4,830,327	17,728,516	15,224,896
Selling, general and administrative	2,033,410	3,537,376	8,266,267	10,220,518
Gain on sale of Vyleesi	25,202	-	(7,798,280)	-
Gain on purchase commitment	-	-	-	(1,027,322)
Total operating expenses	9,218,298	8,496,938	18,294,140	24,732,530

Loss from operations	(9,218,298)	(7,301,263)	(14,154,050)	(21,640,785)

OTHER INCOME (EXPENSE)
Investment income	139,273	234,044	272,929	509,006
Foreign currency gain (loss)	215,600	(77,266)	68,653	(352,121)
Interest expense	(1,254)	(3,434)	(13,741)	(18,525)
Offering expenses	-	-	(696,912)	(1,115,765)
Change in fair value of warrant liabilities	429,029	(1,521,413)	(6,962,562)	3,725,895
Total other income (expense) income, net	782,648	(1,368,069)	(7,331,633)	2,748,490

(Loss) before income taxes	(8,435,650)	(8,669,332)	(21,485,683)	(18,892,295)
Income tax benefit	-	-	-	4,674,999
NET (LOSS) INCOME	$(8,435,650)	$(8,669,332)	$(21,485,683)	$(14,217,296)

Basic and diluted net loss per common share	$(0.53)	$(0.76)	$(1.53)	$(1.34)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	15,792,421	11,432,380	14,013,848	10,613,830

PALATIN TECHNOLOGIES, INC.

and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2024	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$10,014,088	$7,989,582
Marketable securities	-	2,992,890
Accounts receivable	-	2,915,760
Inventories	-	526,000
Prepaid expenses and other current assets	254,554	1,897,281
Total current assets	10,268,642	16,321,513

Property and equipment, net	465,410	684,910
Right-of-use assets - operating leases	615,269	876,101
Other assets	56,916	56,916
Total assets	$11,406,237	$17,939,440

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$3,443,247	$4,303,527
Accrued expenses	2,364,964	6,511,059
Short-term operating lease liabilities	371,280	354,052
Short-term finance lease liabilities	73,141	106,392
Other current liabilities	2,280,150	3,856,800
Total current liabilities	8,532,782	15,131,830

Long-term operating lease liabilities	262,220	544,323
Long-term finance lease liabilities	-	46,014
Other long-term liabilities	1,032,300	2,083,200
Warrant liabilities	-	1,850,544
Total liabilities	9,827,302	19,655,911

Contingently redeemable warrants	-	263,400

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares: shares issued and outstanding designated as follows:
Series A Convertible: authorized 4,030 shares as of March 31, 2024: issued and outstanding 4,030 shares outstanding 4,030 shares as of March 31, 2024 and June 30, 2023	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 16,136,640 shares as of March 31, 2024 and 11,656,714 shares as of June 30, 2023	161,366	116,567
Additional paid-in capital	434,933,649	409,933,959
Accumulated deficit	(433,516,120)	(412,030,437)
Total stockholders’ equity (deficiency)	1,578,935	(1,979,871)
Total liabilities and stockholders’ equity (deficiency)	$11,406,237	$17,939,440